[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXECUTION VERSION

Exhibit 10.2

AMENDMENT #6 TO LICENSE AGREEMENT

This Amendment #6 to License Agreement (“Amendment #6”) is entered into as of the date of last signature below (“Amendment #6 Effective Date”) by and between Merck Sharp & Dohme Corp. (formerly known as Schering Corporation), a New Jersey corporation having a place of business at 2000 Galloping Hill Road, Kenilworth, NJ 07033 (“Merck”) and Eiger BioPharmaceuticals, Inc., a Delaware corporation having a place of business at 350 Cambridge Avenue, Suite 350, Palo Alto, CA 94306 (“Licensee”) (each of Merck and Licensee, a “Party”, and together, the “Parties”) to amend that certain License Agreement between the Parties dated September 3, 2010, as amended on January 18, 2011 and subsequently first amended June 11, 2013, as second amended November 20, 2014, as third amended March 6, 2015, as fourth amended June 9, 2015, and as fifth amended December 15, 2015 (collectively, the “Agreement”).

IN CONSIDERATION OF the mutual promises and covenants contained herein, the parties agree as follows:

1.	Definitions.

(a) The following definition is hereby added to Article I of the Agreement:

“Progeria” shall mean Hutchinson-Gilford Progeria Syndrome.

(b)	Section 1.18 of the Agreement is hereby deleted and replaced with the following:

“Field” means (i) the use of the Licensed Compound or Licensed Product for all human antiviral applications, except for the treatment of Hepatitis C virus, Hepatitis B virus, or HIV infections, provided, however, that the Field specifically includes, without limitation, the treatment of Hepatitis D virus infections, including the treatment of patients co-infected with Hepatitis D virus and either or both of Hepatitis C virus and Hepatitis B virus; and (ii) the Progeria Field.

(c)	The definition of the term “Progeria Field”, as set forth in Amendment #5 to the Agreement, is hereby deleted and replaced with the following:

“Progeria Field” shall mean the use of any Licensed Product (including the Licensed Progeria Product) for purposes related to the treatment of Progeria in humans.

(d)	The definition of the term “Licensed Progeria Product” as set forth in Amendment #5 to the Agreement, is hereby deleted and replaced with the following:

“Licensed Progeria Product” shall mean a Licensed Product in finished capsule form containing the Licensed Compound as the sole active pharmaceutical ingredient for use in the Progeria Field”

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EXECUTION VERSION

(e)	The definition of the term “First Indication”, as set forth in Section 1.20 of the Agreement, is hereby deleted and replaced throughout the Agreement with the following:

“First Antiviral Indication” means treatment of the Hepatitis D virus infections in humans.

2.	Section 2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

(a) License Grant. Subject to the terms and conditions of this Agreement, including Merck’s retained rights under Section 2.3, Merck hereby grants to Licensee  an exclusive (even as to Merck), sub-licensable (subject to the obligations and restrictions in Section 2.5), royalty-bearing license under the Merck Know-How, Compound Patent Rights, and Merck’s interest in any solely or jointly owned Program IP to Develop, make, have made, use, import, export, Commercialize, sell, offer for sale, and market the Licensed Compound and Licensed Product in the Field in the Territory.

(b) License Expansion. In the event Licensee would like to expand the license granted in this Section 2.1 beyond the Field, it shall provide Merck with a reasonably detailed development plan including evidence of existing resources and capabilities, and proposed terms relating thereto. Merck will consider any such proposed requests from Licensee in good faith.

3.	Section 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

Retained Rights; Covenants. Merck retains any and all other rights under the Compound Patent Rights and Merck Know-How that are outside the scope of the license granted under Section 2.1, including, for the avoidance of doubt, the right to Develop the Licensed Compound and Licensed Product outside the Field. Notwithstanding the foregoing, Merck shall not Commercialize the Licensed Compound or Licensed Product or grant any Third Party any license or right under any Compound Patent Rights and/or Merck Know-How rights to Commercialize the Licensed Compound or the Licensed Product for any use whether in or outside of the Field. Licensee shall not grant any Third Party any license or right under any Compound Patent Rights and/or Merck Know-How, other than as expressly permitted by this Agreement.  Any breach of this Section 2.3 shall be deemed a material breach of the Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXECUTION VERSION

4.	Section 2.5(e) of the Agreement (as subsequently amended) is hereby deleted in its entirety and replaced with the following:

(e)Licensee shall, in each agreement under which it grants a sublicense under the license set forth in Section 2.1 (each, a “Sublicense Agreement”), require the sublicensee to transfer to Merck, if Merck terminates this Agreement under Section 12.4, and to Licensee, if only such Sublicense Agreement terminates, (i) all regulatory filings and Regulatory Approvals held, possessed or Controlled by such sublicensee with respect to a Licensed Product and (ii) all patent rights and Know-How Controlled by such sublicensee with respect to a Licensed Product or its use, Manufacture, sale, or importation (which patent rights and Know-How shall be transferred either by assignment or by a freely sublicensable exclusive license).  In the event that this Agreement terminates other than for breach by a sublicensee, Merck may, in its sole discretion, elect to enter in an agreement with each sublicensee on the same terms as the existing Sublicense Agreement.  All Sublicense Agreements shall be consistent with the terms and conditions of this Agreement.  Licensee shall (I) use reasonable efforts to procure the performance by any sublicensee of the terms of each applicable Sublicense Agreement and (II) be responsible to Merck for any material breach by a sublicensee of any terms and conditions of this Agreement or obligations of Licensee hereunder. Licensee hereby guarantees the performance of its sublicensees that are party to a Sublicense Agreement as permitted herein, and the grant of any such sublicense will not relieve Licensee of its obligations under this Agreement, except to the extent they are satisfactorily performed by such sublicensee.  [ * ].

5.	Section 3.2(b) is hereby deleted in its entirety and replaced with the following:

Development Plan. Licensee shall provide Merck with a reasonably detailed report updating its Development activities and timelines with respect to the following Calendar Year in accordance with Section 3.2(c) (the “Development Plan”).  [ * ]. At Merck's written request, the President of Merck's research division, or his designee, and the President of Licensee's research division or equivalent position, or his designee, shall meet to discuss such comments. Any revision of the clinical protocols shall be submitted to Merck promptly after their completion.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXECUTION VERSION

6.	Section 3.7 is hereby deleted in its entirety and replaced with the following:

Commercialization of Licensed Product in the Field. Licensee hereby covenants that it shall not, nor shall it authorize any Affiliate, permitted sublicensee or Third Party contractor to Commercialize Licensed Product in the Territory for any use outside the Field.  Merck hereby covenants that neither it nor its Affiliates shall Commercialize the Licensed Compound or Licensed Product or grant any Third Party any license or right under any Compound Patent Rights and/or Merck Know-How rights to Commercialize the Licensed Compound or the Licensed Product for any use whether in or outside of the Field.  [ * ]. To the extent either Party can prove the other Party materially breached this Section 3.7(a), such material breach shall permit such non-breaching Party to terminate this Agreement for cause under Section 12.4.

7.	Sections 4.1(d) and 4.1(e) are each hereby deleted in their entirety and replaced with the following:

(d)Licensee shall be solely responsible for (i) interfacing, corresponding and meeting with the FDA and other Regulatory Authorities throughout the Territory with respect to Licensed Product in the Field, including the Progeria Field and (ii) obtaining and maintaining Regulatory Approvals in the Territory with respect to Licensed Products in the Field, including the Progeria Field.  Merck shall be under no obligation to provide Licensee with Regulatory assistance in fulfilling the necessary regulatory activities to achieve Regulatory Approval in the Field, including the Progeria Field, in the Territory other than providing copies of any available data in Merck’s possession during the Term required to be submitted for obtaining and maintaining Regulatory Approvals in the Territory with respect to the Licensed Products in the Field, including the Progeria Field. Assistance shall include copies of material correspondence with FDA or other Regulatory Authorities in the United States, the Major European Countries and Japan relating to Regulatory Approval of Licensed Product, and responding to all reasonable inquiries by the other Party with respect thereto.  Each Party shall also provide the other Party in a timely manner with meeting minutes from any material meetings with Regulatory Authorities in the United States, the Major European Countries and Japan concerning the Regulatory Approval of Licensed Product in the Field, including the Progeria Field.  For mutual convenience, Licensee shall direct any such material correspondence with Regulatory Authorities, or any requests for data from Merck, via the following e-mail address [ * ].

(e)	Licensee shall provide Merck with a table report on an annual basis that contains the status of Regulatory Approvals for the Licensed Product in the Field in the Territory.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXECUTION VERSION

8.	The following is added as Section 4.4 to the Agreement:

Regulatory Approvals; Progeria Field. Licensee agrees to use Commercially Reasonable Efforts to achieve Regulatory Approval for a Licensed Product in the Progeria Field in the Territory.

9.	Section 6.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

Manufacturing Responsibility. Licensee will be solely responsible for the Manufacture of Licensed Compound and Licensed Product for Development and Commercialization of Licensed Product by Licensee, its Affiliates and its sublicensees in the Field in the Territory.

10.	The following sentence is added to the end of Section 6.2 of the Agreement:

Notwithstanding the foregoing, as of the Amendment #6 Effective Date,       [ *].

11.	Section 6.3 of the Agreement is hereby deleted in its entirety.

12.	Section 6.5 is hereby deleted in its entirety and replaced with the following:

6.5 Licensee acknowledges receipt of Licensed Product, Licensed Compound, and Starting Material, as described in Amendment #5 from Merck.  Licensee shall have sole responsibility for its supply of Licensed Compound and Licensed Product for purposes of the Agreement.  In the event that Licensee requests any additional Starting Material, and to the extent such Starting Material is available, Merck shall employ good faith efforts to transfer such available Starting Material to Licensee's designated CMO as soon as practicable at a cost of [ * ] plus a reasonable cost of shipping.

13.	Section 6.6 is hereby deleted in its entirety and replaced with the following:

6.6(a) Manufacture and Transfer.  During the Term and subject to all applicable provisions of the Agreement, Licensee will be responsible for the Manufacture and supply of PRF’s requirements for Licensed Progeria Product in [ * ], and/or [ * ] capsules as may be separately agreed with PRF under the supply agreement referenced in Section 6.6(b) as reasonably requested with respect to delivery dates and quantities for use by PRF in the Progeria Field in the Territory, at no cost to PRF or Merck.  Licensee will be responsible for the Manufacture and supply of Licensed Compound and/or Licensed Product for Merck’s use pursuant to Section 2.3 as reasonably requested by Merck from time to time during the Term of the Agreement solely for Merck to exercise its right to Develop the Licensed Compound and Licensed Product outside the Field pursuant to

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXECUTION VERSION

Section 2.3; provided that Merck shall pay actual labelling and shipping and handling costs for delivery of Licensed Product to Merck for quantities delivered for such uses. For any requests exceeding [ * ] of Licensed Compound, Merck will compensate Eiger for the cost of such drug plus [ * ]. Licensee shall transfer to Merck such amounts of Licensed Compound and/or Licensed Product on such schedule as is mutually agreed based on reasonable requests by Merck for Merck’s use pursuant to Section 2.3.  Notwithstanding the foregoing, Licensee shall [ * ].

6.6(b) PRF Supply Agreement. Within ten (10) days of the Amendment #6 Effective Date, Licensee shall execute an agreement with PRF for the supply of Licensed Progeria Product needed by PRF, at no cost to PRF, to be used by PRF for (i) Development purposes in the Progeria Field and (ii) expanded access beyond clinical trials.  [ * ].

6.6(c)  Continuity of Supply to PRF.  (A) Upon expiration or termination of this Agreement; and/or (B) [ * ]; or (C) at any time in the event that Licensee terminates (i) this Agreement pursuant to Article XII, (ii) Licensee’s Development, Manufacture or Commercialization of Licensed Product under this Agreement, (iii) Licensee’s supply agreement contemplated in Section 6.6(b); or (iv) Licensee’s Sublicense Agreement(s) with its CMO(s) for the Manufacture of Licensed Product, Licensee hereby grants to Merck [ * ]. In the event that Merck does not [ * ], then Licensee shall use commercially reasonable efforts to [ * ].  Merck shall have the right, but not the obligation, at its sole discretion, to purchase any raw materials, in process materials and/or finished goods originally manufactured for Licensee in the amounts deemed desirable by Merck and at Licensee’s cost of goods.  Merck shall have no obligation to purchase remaining materials in inventory.  [ * ].

14.	The following shall be added as Section 7.2(d) to the Agreement:

No Progeria Milestone Payments. Licensee shall have no obligation to make any milestone payments to Merck in relation to any Licensed Product (including the Licensed Progeria Product) for use in the Progeria Field.

15.	Section 7.3(b) to the Agreement is hereby deleted in its entirety and replaced with the following:

Term of Royalty Obligation.  Royalties on the Licensed Product shall commence upon the First Commercial Sale of a Licensed Product in a particular country in the Territory and will continue, on a product-by-product and country-by-country basis, until the [ * ] of the date of First Commercial Sale of the Licensed Product for the First Antiviral Indication in such country (“Royalty Term”).  For clarity, during the Royalty Term, the royalty payments pursuant to this Section 7.3 shall be payable regardless of whether it is Licensee, its Affiliate, or its sublicensee that is selling the Licensed Product.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXECUTION VERSION

16.	The following shall be added as Section 7.3(c) to the Agreement.

Licensed Progeria Product Royalty Exemption. It is understood and agreed by the Parties that it is Merck’s intent that it shall receive no royalties for sales of Licensed Progeria Product. Subject to Regulatory Approval for Licensed Progeria Product, Merck shall receive no royalties on the sale of any Licensed Progeria Product for the [ * ] sold per Calendar Year (the approximate quantity needed to treat the currently estimated worldwide prevalence of patients with Progeria per year).  The Parties shall amend the Agreement to adjust this amount in the future if there is a change in prevalence rates of Progeria or changes in the approved dosing regimen for Licensed Progeria Product in the Progeria Field. In order for the Parties to effectuate the intent of this Section 7.3(c), Licensee’s Net Sales reports for Licensed Product (including the Licensed Progeria Product) as required by Section 7.4(a) shall include [ * ] in such Calendar Quarter.  For clarity, Additional Indication shall not include the treatment or amelioration of Progeria.

17.	Section 13.3 is hereby deleted in its entirety and replaced with the following:

Equitable Relief.  By agreeing to arbitration, the Parties do not intend to deprive any competent court of such court's jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of the arbitration proceedings and the enforcement of any award or judgment. Without prejudice to such provisional remedies in aid of arbitration as may be available under the jurisdiction of a national court, the court of arbitration shall have full authority to grant provisional remedies and to award damages for failure of any Party to respect the court of arbitration's order to that effect. With respect to any pre-arbitral preliminary injunction sought under this Section 13.3, both Parties agree to waive any requirement that the other (i) post a bond or other security as a condition for obtaining any such relief or (b) show irreparable harm, balancing of harms, consideration of the public interest, or inadequacy of monetary damages as a remedy.

18.	Except as set forth herein, all capitalized terms not defined in this Amendment #6 shall have the meanings given to them in the Agreement.

19.	In the event of any inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern.

20.	Except as expressly amended hereby, all of the terms and conditions of the Agreement remain in full force and effect.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have executed this Amendment #6 by their duly authorized representatives as of the Amendment #6 Effective Date.

Eiger BioPharmaceuticals, Inc.		Merck Sharp & Dohme Corp.

By:	/s/ David Cory	By:	/s/ Bryan Rafalko
Title:	President, CEO	Title:	SVP, Director of Business Development and Licensing
Date:	5/15/18	Date:	5/15/18

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.